DESCRIPTION OF THE REGISTRANT'S SECURITIES REGISTERED PURSUANT

TO SECTION 12
OF THE SECURITIES EXCHANGE ACT OF 1934
As of December

31, 2024, Diana

Shipping Inc. (the

“Company”) had five classes

of securities registered under

Section
12 of the Securities Exchange Act of 1934, as amended:
1) Common stock, $0.01 par value (the “common shares”) ;
2) Preferred stock purchase rights (the “Preferred Stock Purchase Rights”) ;
3) Series C Preferred Shares;
4) Series D Preferred Shares;
5) 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares, $0.01 par value (the “Series Preferred
Shares”); and
6)
Warrants to purchase common stock. The following description sets forth certain material

provisions of these
securities. The following

summary does

not purport to

be complete and

is subject to,

and is qualified

in its
entirety by reference to, the applicable provisions of

(i)

the

Company’s

Amended

and

Restated

Articles

of

Incorporation,

as

amended

(the

“Articles

of
Incorporation”) and
(ii)

the

Company’s

Amended

and

Restated

Bylaws

(the

“Bylaws”),

each

of

which

is

incorporated

by
reference as an exhibit to the Annual Report on Form 20-F of which this Exhibit is a part. We encourage you
to refer to our

Articles of Incorporation and Bylaws

for additional information. Please note in

this description
of securities, “we”,

“us”, “our” and

“the Company” all

refer to Diana

Shipping. and its

subsidiaries, unless
the context requires otherwise.

DESCRIPTION OF COMMON SHARES
The respective number of common shares issued and outstanding as of the last day of the fiscal year for annual report on Form 20-F to which this description is

attached or incorporated by reference as an exhibit, is

provided on the cover
page of such annual report on Form 20- F.
Each

outstanding

share

of

common

stock

entitles

the

holder

to

one

vote

on

all

matters

submitted

to

a

vote

of
stockholders.

Subject to

preferences that

may

be applicable

to any

outstanding

shares of

preferred

stockholders

of
shares of common stock

are entitled to receive ratably

all dividends, if any,

declared by our board of

directors out of
funds legally available

for dividends. Upon

our dissolution or

liquidation or the

sale of all

or substantially all

of our
assets, after payment in full of all

amounts required to be paid to creditors and to

the holders of preferred stock having
liquidation

preferences,

if any,

the holders

of our

common stock

will be

entitled to

receive pro

rata our

remaining
assets available for

distribution. Holders of

common stock do

not have conversion,

redemption or

preemptive rights
to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock.
Voting

Rights
Each outstanding common share entitles

the holder to one vote on

all matters submitted to a vote

of shareholders. At
any annual or

special general meeting

of shareholders where

there is a quorum,

the affirmative vote

of a majority

of
the votes cast by holders of shares of stock represented at the meeting shall be the act of the shareholders. (Under the
Bylaws, at all meetings

of shareholders except otherwise

expressly provided by law,

there must be present

in person
or proxy shareholders

of record holding

at least 33

1/3% of the

shares issued and

outstanding and entitled

to vote at
such meeting in order to constitute a quorum.)
Our Bylaws do not confer any conversion, redemption or preemptive rights attached to our common shares.
Dividend Rights

Subject

to

preferences

that

may

be

applicable

to

any

outstanding

preferred

shares,

holders

of

common

shares

are
entitled to

receive ratably

all dividends,

if any,

declared by

our board

of directors

out of

funds legally

available for
dividends.
Liquidation Rights
Upon

our

dissolution

or

liquidation

or

the

sale of

all or

substantially

all of

our

assets, after

payment

in

full

of

all
amounts required

to be paid

to creditors and

to the holders

of our preferred

shares having liquidation

preferences, if
any,

the

holders

of

our

common

shares

will

be

entitled

to

receive

pro

rata

our

remaining

assets

available

for
distribution.
Variation

of Rights
Generally,

the rights

or privileges

attached

to our

common shares

may

be varied

or abrogated

by the

rights of

the
holders of

our preferred

shares, including

our existing

classes of

preferred shares

and any

preferred shares

we may
issue in the future.
Limitations on Ownership
Under Marshall Islands law generally,

there are no limitations on the right of non-residents of the Marshall Islands or owners who are not citizens of the Marshall Islands to hold or vote our common shares.
Anti-takeover Effect of Certain Provisions of our Amended and

Restated Articles of In Company and Bylaws
Several provisions of our amended and restated articles of incorporation and bylaws may have anti-takeover effects.
These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to

a

hostile

change

of

control

and

enhance

the

ability

of

our

board

of

directors

to

maximize

stockholder

value

in
connection with

any unsolicited

offer to

acquire us.

However,

these anti-takeover

provisions could

also discourage,
delay or prevent (I) the

merger or acquisition of

our company by means

of tender offer,

a proxy contest or otherwise
that a stockholder may consider in its best interest and (ii) the removal of incumbent officers and directors.
Business Combinations
Our amended

and restated

articles of

incorporation generally

prohibit us

from entering

into a

business combination
with an

"interested shareholder" for

a period

of three

years following the

date on

which the

person became an

interested
shareholder.

Interested shareholder

is defined,

with certain

exceptions, as

a person

who (i)

owns more

than 15%

of
our

outstanding

voting

stock, or

(ii) is

an affiliate

or associate

of

the Company

that owned

more

than

15% of

our
outstanding stock at any

time in the prior three

years from the date the

determination is being made

as to whether he
or she is an interested shareholder.
This

prohibition

does

not

apply

in

certain

circumstances

such

as

if

(i)

prior

to

the

person

becoming

an

interested
shareholder, our board of directors approved the business combination or the transaction which resulted in the person
becoming an interested shareholder, or (ii) the person became an interested shareholder prior to the Company's initial
public offering.
Blank Check Preferred

Stock
Under the

terms of our

amended and

restated articles

of incorporation,

our board

of directors has

authority,

without
any further

vote or action

by our stockholders,

to issue up

to 25,000,000

shares of blank

check preferred

stock. Our
board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each

class as nearly equal

in number as

possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year.

This classified board provision could discourage a third party from making a tender

offer for our

shares or attempting to

obtain control of us.

It could also delay

stockholders who
do not

agree with

the policies

of our

board of

directors from

removing a

majority of

our board

of directors

for two
years.
Election and Removal of Directors
Our

amended

and

restated

articles

of

incorporation

prohibit

cumulative

voting

in

the

election

of

directors.

Our
amended

and

restated

bylaws

require

parties

other

than

the

board

of

directors

to

give

advance

written

notice

of
nominations

for the

election of

directors.

Our amended

and restated

articles of

incorporation

also provide

that our
directors may be removed only for cause and only upon the

affirmative vote of a majority of the outstanding shares of
our capital stock

entitled to vote

for those directors.

These provisions may

discourage, delay or

prevent the removal
of incumbent officers and directors. The Articles prohibit the use of cumulative voting to elect Directors.
Limited Actions by Stockholders
Our amended and restated articles of incorporation and bylaws provide that special meetings of the shareholders may be

called by

the Board

of Directors

who

shall

state the

purpose

or purposes

of the

proposed

special

meeting.

The
business transacted at any special

meeting shall be limited to

the purposes stated in the

notice of such meeting. If there
is a failure

to hold the

annual meeting within

a period of

ninety (90) days

after the date

designated therefor,

or if no
date has been designated for a period of thirteen (13) months after the organization of the Corporation or after

its last
annual

meeting, holders

of not

less than

one-fifth

of the

shares entitled

to vote

in an

election

of directors

may,

in
writing, demand the call of a special

meeting in lieu of the annual

meeting specifying the time thereof, which shall

not
be less than two (2) nor more than three(3) months from the date of such call.

The Chairman, Chief Executive Officer
or Secretary of

the Corporation upon

receiving the written

demand shall promptly

give notice of

such meeting, or

if
the

Chairman,

Chief

Executive

Officer

or

Secretary

fails

to

do

so

within

five

(5)

business

days

thereafter,

any
shareholder signing such

demand may give

such notice. Such

notice shall state

the purpose or

purposes of the

proposed
special meeting.

The business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.
Advance Notice Requirements for Stockholder

Proposals and Director Nominations
Our amended and

restated bylaws provide

that stockholders seeking

to nominate candidates

for election as

directors
or to bring business before an annual

meeting of stockholders must provide

timely notice of their proposal in

writing
to the corporate

secretary.

Generally,

to be timely,

a stockholder's notice must

be received at our

principal executive
offices not

less than 90

days nor

more than 120

days prior to

the date on

which we first

mailed our

proxy materials
for

the

preceding

year's

annual

meeting.

Our

bylaws

also

specify

requirements

as

to

the

form

and

content

of

a
stockholder's notice. These provisions may impede

stockholders' ability to bring matters before an annual meeting of
stockholders or make nominations for directors at annual meeting of stockholders.
DESCRIPTION OF THE SERIES B PREFERRED SHARES
On

February

3,

2014,

we

filed

a

Prospectus

Statement

for

the

registration

of

2,400,000

of

our

8.875%

Series
Cumulative Redeemable Perpetual Preferred Shares,

par value $0.01

per share, with

a liquidation preference of

$25.00
per share.
We have

summarized the material terms

and conditions of the

rights of these Series B

Preferred Shares below.

For a
complete

description

of

the

rights,

we

encourage

you

to

read

the

“Description

of

Registrant’s

Securities

to

be
Registered”, which we have filed as an exhibit to the Form 8-A on February 13,

2014.
Dividends

Under the

Agreement, we declared

a dividend payment

of 8.875%

per annum

per $25.00 liquidation

preference per
share (equal to $2.21875 per annum per share). These dividends accrue and are cumulative from the date the Series B

Cumulative shares

are originally

issued. The

dividends are

payable, as

and if

declared by

the Board

on January

15,
April 15, July 15 and October 15 of each year.
Liquidation Preference

Holders of the

Series B Preferred Shares

are entitled to a

liquidation preference. Upon

the occurrence of

liquidation,
dissolution or

winding up

of the affairs

of the

Company,

whether voluntary

or involuntary

(a “Liquidation

Event”),
Holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company or proceeds thereof
legally

available

for

distribution

to

stockholders

of

the

Company,

(I)

aftersatisfaction

of

all

liabilities,

if

any,

to
creditors of the

Company,

(ii) after all

applicable distributions

of such assets

or proceeds being

made to or

set aside
for the holders of any Senior Stock

then outstanding in respect of such Liquidation

Event, (iii) concurrently with any
applicable

distributions

of such

assets or

proceeds

being made

to or

set aside

for holders

of any

Parity Stock

then
outstanding in

respect of such

Liquidation Event

and (iv) before

any distribution of

such assets or

proceeds is

made
to or set aside for the holders of Common Stock and any

other classes or series of Junior Stock as to such distribution, a liquidating distribution or payment in full redemption of such Series B Preferred Shares in an amount initially equal to $25.00 per

share in cash, plus

an amount equal

to accumulated and

unpaid dividends thereon

to the date

fixed for
payment of such amount (whether or not declared).
Voting

Rights
In

the

event

that six

quarterly

dividends,

whether

consecutive

or

not,

payable

on

the

Series B

Preferred

Shares

in
arrears, the

Holders of

Series B Preferred

Shares shall

have the

right, voting

as a

class together

with holders

of any
Parity Stock upon

which like voting

rights have been

conferred and are

exercisable, at the

next meeting of

stockholders
called for the

election of directors,

to elect one

member of the

Board of Directors,

and the size

of the Board

of Directors
shall be increased as needed to accommodate such change.
Unless the Company

shall have received

the affirmative

vote or consents

of the Holders

of at least

two-thirds of the
outstanding

Series B

Preferred

Shares, voting

as a

single class,

the Company

may

not adopt

an amendment

to the
Articles of Incorporation that adversely alters the preferences, powers or rights of the Series B Preferred Shares.
Unless the

Company shall

have received

the affirmative

vote or

consent of

the Holders

of at

least two-thirds

of the
outstanding Series

B Preferred Shares,

voting as a

class together with

holders of any

other Parity

Stock upon

which
like voting

rights have

been conferred

and are

exercisable, the

Company

may not

(x) issue

any Parity

Stock if

the
cumulative dividends payable on outstanding Series B Preferred Shares are in arrears or(y) create or issue any Senior
Stock.
Redemption Rights
The Company shall have the right at any time on or after February 14, 2019, to redeem the Series B Preferred Shares, in whole or from time to time in part, from any funds available for such purpose. Any such redemption shall occur on a date set by the Company.
DESCRIPTION OF THE SERIES C PREFERRED SHARES
We

filed a statement

of designations with

the Marshall Islands

registry establishing our

Series C Preferred

Stock, of
which 10,675 are

issued and outstanding,

par value $0.01 per

share. The Series

C Preferred Stock

will vote with

the
common

shares of

the Company,

and each

share of

the Series

C Preferred

Stock shall

entitle the

holder thereof

to
1,000 votes on all matters

submitted to a vote of

the stockholders of the Company.

The Series C Preferred Stock

has
no dividend or liquidation rights and cannot be transferred without the consent of the Company except to the holder's
affiliates and immediate family members.
For

a

complete

description

of

the

rights,

we

encourage

you

to

read

the

“Certificate

of

Designation

of

Rights,
Preferences, and

Privileges of

Series C Preferred

Stock of

the Company”,

which we

have filed

as exhibit

3.1 to

the
Form 6-K on February 6, 2019.
DESCRIPTION OF THE SERIES D PREFERRED SHARES

We

filed a statement

of designations with

the Marshall Islands

registry establishing our

Series D Preferred

Stock, of
which 400

are issued

and outstanding,

par value

$0.01 per

share. The

Series D

Preferred Stock

has no

dividend or
liquidation rights. The Series D Preferred Stock votes with the common shares of the Company, and each share of the
Series D Preferred

Stock shall entitle

the holder thereof

to up to 200,000

votes, on all

matters submitted to

a vote of
the stockholders of

the Company,

notwithstanding any other

provision of the

Statement of Designation

of the Series
D Preferred

Stock,

to the

extent that

the total

number of

votes one

or more

holders of

Series D

Preferred

Stock is
entitled to vote (including any

voting power of such holders

derived from Series D Preferred

Stock, shares of common
stock or any other voting

security of the Company issued

and outstanding as of the

date hereof or that may be

issued
in the

future) on

any matter

submitted to

a vote

of stockholders

of the

Company

would exceed

36.0% of

the total
number of votes eligible to

be cast on such matter,

the total number of votes that holders

of Series D Preferred Stock
may exercise derived from the Series

D Preferred Stock together with Common Shares

and any other voting securities
of the Company beneficially owned by such holder,

shall be reduced to 36% of the total number of votes that may be cast on such matter submitted to a vote of stockholders.
For

a

complete

description

of

the

rights,

we

encourage

you

to

read

the

“Statement

of

Designation

of

Rights,
Preferences and

Privileges of

Series D

Preferred Stock

of the

Company”, which

we have filed

as Exhibit

3.1 to

the
Form 6-K on September 8, 2023.
DESCRIPTION OF WARRANTS
On December 14,

2023, we issued warrants

to purchase common

shares (the “Warrants”)

to the holders

of record of
Common Stock

as of

the close

of business

on December

6, 2023

(the “Record

Date”) on

the terms

and conditions
described in the Warrant Agreement (as defined below and attached as exhibit 2.10 to this annual report). Each holder
received one

Warrant

for every five

shares of issued

and outstanding shares

of common stock

held as of

the Record
Date (rounded

down

to the

nearest whole

number

for any

fractional

Warrant).

Each

Warrant

entitles the

holder

to
purchase,

at the

holder’s

sole and

exclusive election,

at the

exercise price,

one share

of common

stock plus,

to the
extent, described below,

the Bonus Share Fraction.

A Bonus Share Fraction

entitles a holder to receive

an additional
0.5 of

a share

of common

stock for

each Warrant

exercised (the

“Bonus Share

Fraction”) without

payment

of any
additional exercise

price. Since

the dividend

ex-Date on

March 12, 202

5, the

Bonus Share

Fraction was

adjusted to
0.54827 of a share of common stock for each Warrant

exercised.
The

right

to

receive

the

Bonus

Share

Fraction

will

expire

at

5:00

p.m.

New

York

City

time

(the

“Bonus

Share
Expiration

Date”) upon

the earlier

of (I)

the date

specified by

the Registrant

upon

not less

than

20

business days
’
notice and (ii) the first business day

following the last day of the first 30

consecutive trading day period in

which the
daily VWAP

of the shares of common stock

has been at least equal to

the then applicable trigger price for

at least 20
trading days (whether or

not consecutive) (the “Bonus

Price Condition”). Any Warrant exercised with an

exercise date
after the

Bonus Share

Expiration Date

will not

be entitled

to any

Bonus Share

Fraction. The

Company will

make a
public announcement of

the Bonus Share Expiration

Date (I) at least

20 business days

prior to such

date, in the case
of the Company

setting a Bonus

Share Expiration

Date and (ii)

prior to market

open on the

Bonus Share

Expiration
Date

in

the

case

of

a

Bonus

Price

Condition.

Unless

earlier

redeemed,

the

Warrants

will

expire

and

cease

to

be
exercisable at 5:00 p.m.

New York

City time on December

14, 2026 (the “Expiration

Date”). In connection

with the
Warrant

distribution,

we

filed

a

prospectus

supplement,

dated

December

14,

2023,

pursuant

to

ashelf

registration
statement on Form F-3 declared effective on July 9, 2021, registering up to 33,919,605 shares of common stock to be issued upon exercise

of the Warrants

under the Securities

Act of 1933,

as amended. The

shelf registration statement
on Form F-3 declared effective on July 9, 2021 expired and the Warrant distribution is now being offered pursuant to
our

existing

shelf

registration

statement

on

Form

F-3

declared

effective

on

September

9,

2024.

The

Warrants
commenced trading on the New York

Stock Exchange under the ticker “DSX WS” on December 14, 2023.
DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS
On February 2, 2024, we entered into an Amended and

Restated Stockholders Rights Agreement with Computershare
Trust Company,

N.A., as Rights Agent,

to amend and

restate the Stockholders

Rights Agreement, dated

January 15,
2016.

Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right,

or right, for each
share of

common stock

outstanding at

the close

of business

on January

26, 2016.

Each Right

entitles the

registered
holder to purchase

from us one

one-thousandth of

a share of Series

A Participating Preferred

Stock, par value

$0.01
per

share,

at

an

exercise

price

of

$25.00

per

share.

The

Rights

will

separate

from

the

common

stock

and

become
exercisable only if a

person or group acquires

beneficial ownership of 15%

or more of our common

stock (including
through entry into

certain derivative positions) in

a transaction not

approved by our

board of directors.

In that situation,
each holder of

a Right (other than

the acquiring person,

whose Rights will become

void and will not

be exercisable)
will have the right to

purchase, upon payment of

the exercise price, a number

of shares of our common

stock having
a then-current market

value equal to

twice the exercise

price. In addition,

if the Company

is acquired in

a merger or
other business combination after an acquiring

person acquires 15% or more of our

common stock, each holder of the
Right will thereafter

have the right

to purchase, upon

payment of the

exercise price, a

number of shares

of common
stock

of

the

acquiring

person

having

a

then-current

market

value

equal

to

twice

the

exercise

price.

The

acquiring
person will not be entitled to exercise

these Rights. Until a Right is exercised, the

holder of a Right will

have no rights
to vote or receive dividends or any other stockholder rights. The Rights may have anti-takeover effects.

The Rights will

cause substantial dilution

to any person

or group that

attempts to acquire

us without the

approval of
our board of

directors. As a result,

the overall effect

of the Rights may

be to render

more difficult or

discourage any
attempt to

acquire us.

Because our

board of

directors approve

a redemption

of the

Rights or

a permitted

offer,

the
Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the

Rights Agreement and the Rights below. Fora complete
description of

the Rights, we

encourage you

to read the

Rights Agreement,

which we have

filed as an

exhibit to

the
registration statement filed with the Commission on February 2, 2024.

Detachment of the Rights
The

Rights

are

attached

to all

certificates

representing

our

currently

outstanding

common

stock,

or,

in

the case

of
uncertificated common shares registered in book entry form, which we refer to as "book entry shares, “by notation in
book entry accounts

reflecting ownership, and

will attach to all

common stock certificates

and book entry

shares we
issue prior to the Rights distribution date that we describe below.

The Rights are not exercisable until after the Rights
distribution

date and

will expire

at the

close of

business on

January 14,2026,

unless we

redeem

or exchange

them
earlier as we

describe below.

The Rights will

separate from

the common

stock and a

Rights distribution

date would
occur, subject to specified exceptions, on

the earlier of the following two dates:
● the 10th day after public announcement that a person or group has acquired ownership of 15%or more of the
Company's common stock; or
●
the 10th business

day (or such

later date as determined

by the Company's

board of directors)

after a person
or group

announces a

tender or

exchange offer

which would

result in

that person

or group

holding 15%

or
more of the Company's common stock.
"Acquiring person" is generally defined in

the Rights Agreement as any

person, together with all affiliate’s associates,
who beneficially owns 15% or more of the Company's common

stock. However, the Company,

any subsidiary of the
Company or any employee benefit plan

of the Company or of any subsidiary

of the Company,

or any person holding
shares of common stock for

or pursuant to the terms of any

such plan, are excluded from

the definition of "acquiring
person." In

addition, persons

who beneficially

own 15%

or more

of the

Company's common

stock on

the effective
date of

the Rights

Agreement are

excluded from

the definition

of "acquiring

person" unless

and until

such time

as
such Person shall become the Beneficial Owner of an aggregate of 18.5% or more of the Company’s then outstanding
Common Stock, (excluding shares acquired pursuant to a grant under a Company equity incentive plan, a dividend or distribution paid or

made by the

Company on the

outstanding shares of

Common Stock in

shares of Common

Stock
or securities convertible

into shares of Common

Stock or pursuant to

a split or subdivision

of the outstanding

shares
of Common

Stock), and provided

further, that

Tuscany Shipping

Corp. individually or

together with one

or more of
its Affiliates shall not be or become an “Acquiring Person” as defined herein.
Our board of

directors may defer

the Rights

distribution date in

some circumstances, and

some inadvertent acquisitions
will not result in a

person becoming an

acquiring person if the person

promptly divests itself of

sufficient number of
shares of common stock.

Until the Rights distribution date:
●
our

common

stock

certificates

and

book

entry

shares

will

evidence

the

Rights,

and

the

Rights

will

be
transferable only with those certificates; and
●
any new common

stock will be

issued with Rights

and new certificates

or book entry

shares, as applicable,
will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the

Rights agent will mail certificates representing the Rights
to holders

of record

of common

stock at

the close

of business

on that

date. After

the Rights

distribution date,

only
separate Rights certificates will represent the Rights.
We will not issue Rights with

any shares of common

stock we issue after

the Rights distribution date,

except our board
of directors may otherwise determine.
Flip-In Event
A

"flip-in

event"

will

occur

under

the

Rights

Agreement

when

a

person

becomes

an

acquiring

person

other

than
pursuant to certain

kinds of permitted

offers. An offer is

permitted under the

Rights Agreement if

a person will

become
an

acquiring

person

pursuant

to

a

merger

or

other

acquisition

agreement

that

has

been

approved

by

our

board

of
directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we

have not previously redeemed the Rights as described

under the heading “Redemption
of Rights" below or,

if the acquiring person

acquires less than 50%

of our outstanding

common stock and we

do not
exchange the

Rights as

described under

the heading

"Exchange of

Rights" below,

each Right,

other than

any Right
that has

become void,

as we

describe below,

will become

exercisable at

the time

it is

no longer

redeemable for

the
number of shares

of common stock, or, in

some cases, cash,

property or other of

our securities, having a

current market
price equal to two times the exercise price of such right.
When a

flip-in event

occurs, all

Rights that

then are,

or in

some circumstances

that were,

beneficially owned

by or
transferred

to

an

acquiring

person

or

specified

related

parties

will

become

void

in

the

circumstances

the

Rights
Agreement specifies.
Transfer of Shares
The Board of Directors has the power and authority to make such rules and regulations as they may deem expedient
concerning the issuance, registration and transfer of shares of the Company’s stock, and may appoint transfer agents
and registrars thereof.
Comparison of Marshall Island Law to Delaware Law
Marshall Islands Delaware
Shareholder Meetings
Held at a time and place as designated in the
bylaws.
Special meetings of the shareholders may be called
by the board of directors or by such person or
persons as may be authorized by the articles of
incorporation or by the bylaws.
May be held at such time or place as
designated in the certificate of incorporation.
or the bylaws, or if not so designated, as
determined by the board of directors. Special
meetings of the shareholders may be called by

the board of directors or by such person or
persons as may be authorized by the
certificate of incorporation or by the bylaws.
May be held within or without the Marshall
Islands.
May be held within or without Delaware.

Notice:
Whenever shareholders are required to take any
action at a meeting, written notice of the meeting
shall be given which shall state the place, date and
hour of the meeting and, unless it is an annual
meeting, indicate that it
is being issued by or at the direction of the person
calling the meeting. Notice of a
special meeting shall also state the purpose for
which the meeting is called.
A copy of the notice of any meeting shall be given
personally, sent by mail

or by
electronic mail not less than 15 nor more than 60
days before the meeting.
Notice:
Whenever shareholders are required to take any action
at a meeting, a written notice of the meeting shall be
given which shall state the place, if any,

date and hour
of the meeting, and the means of remote
communication, if any.
Written notice shall be given not less than 10nor

more
than 60 days before the meeting.
Shareholders’ Voting

Rights
Unless otherwise provided in the articles of
incorporation,

any action required to be taken at a
meeting of shareholders may be taken without a
meeting, without prior notice and without a vote, if
a consent in writing, setting forth the action so
taken, is signed by all the shareholders entitled to
vote with respect to the subject matter thereof, or if
the articles of incorporation so provide, by the
holders of outstanding shares having not less than
the minimum number of votes that would be
necessary to authorize or take such action at a
meeting at which all shares entitled to vote thereon
were present and voted.
Any person authorized to vote may authorize
another person or persons to act for him by proxy.
Unless otherwise provided in the articles of
incorporation or bylaws, a majority of shares
entitled to vote constitutes a quorum. In no event
shall a quorum consist of fewer than one-third of
the shares entitled to vote at a meeting.
When a quorum is once present to organize a
meeting,

it is not broken by the subsequent
withdrawal of any shareholders.
The articles of incorporation may provide for
cumulative voting in the election of directors.
Any action required to be taken at a meeting of
shareholders may be taken without a meeting if a
consent for such action is inwriting and is signed by
shareholders having not fewer than the minimum
number of votes that would be necessary to authorize
or take
such action at a meeting at which all shares
entitled to vote thereon were present and
voted.

Any person authorized to vote may authorize
another person or persons to act for him by
proxy.
For stock corporations, the certificate of
incorporation or bylaws may specify the
number of shares required to constitute a
quorum but in no event shall a quorum consist
of less than one-third of shares entitled to vote
at a meeting. In the absence of such
specifications, a majority of shares entitled to
vote shall constitute a quorum.
When a quorum is once present to organize a
meeting, it is not broken by the subsequent
withdrawal of any shareholders.
The certificate of incorporation may provide
for cumulative voting in the election of
directors.
Marshall Islands Merger or Consolidation
Any two or more domestic corporations may
merge into a single corporation if approved by the
board and if authorized by a majority vote of the
holders of outstanding shares at shareholder
meeting.
Any two or more corporations existing under the laws
of the state may merge into a single corporation
pursuant to a board resolution and upon the majority
vote by shareholders of each constituent corporation at
an annual or special meeting.

Any sale, lease, exchange or other disposition of
all or substantially all the assets of a corporation, if
not made in the corporation’s usual

or regular
course of business, once approved by the board,
shall be authorized by the affirmative vote of two-
thirds of the shares of those entitled to vote at a
shareholder meeting.
Every corporation may at any meeting of the board
sell, lease or exchange all or substantially all of its
property and assets board deems expedient and for the
best interests of the corporation when so authorized by
a resolution adopted by the holders of a majority of the
outstanding stock of the corporation entitled to vote.
Any domestic corporation owning at least
90% of the outstanding shares of each class of
another domestic corporation may merge such
other corporation into itself without the
authorization of the shareholders of any
corporation.
Any mortgage, pledge of or creation of a
security interest in all or any part of the
corporate property may be authorized without
the vote or consent of the shareholders, unless
otherwise provided for in the articles of
incorporation.
Any corporation owning at least 90% of the
outstanding shares of each class of another corporation
may merge the other corporation into itself and assume
all of its obligations without the vote or consent of
shareholders; however, in case the parent

corporation is
not the surviving corporation, the proposed merger
shall be approved by a majority of the outstanding
stock of the parent corporation entitled to vote at a duly
called shareholder meeting. Any mortgage or pledge of
a corporation’s property and assets may be

authorized
without the vote or consent of shareholders, except to
the extent that the certificate of incorporation otherwise
provides.
Directors
The board of directors must consist of at least
one member.
The board of directors must consist of at least
one member.
The number of board members may be
changed by an amendment to the bylaws, by
the shareholders, or by action of the board
under the specific provisions of a bylaw.
If the board is authorized to change the
number of directors, it can only do so by a
majority of the entire board and so long as no
decrease in the number shall shorten the term
of any incumbent director.
The number of board members shall be fixed
by, or in a manner provided

by, the bylaws,
unless the certificate of incorporation fixes
the number of directors, in which case a
change in the number shall be made only by
an amendment to the certificate of
incorporation.
If the number of directors is fixed by the
certificate of incorporation, a change in the
number shall be made only by an amendment
of the certificate.
Removal:
Any or all of the directors may be removed
for cause by vote of the shareholders.
If the articles of incorporation or the bylaws
so provide, any or all of the directors may be
removed without cause by vote of the
shareholders.
Removal:
Any or all of the directors may be removed,
with or without cause, by the holders of a
majority of the shares entitled to vote unless
the certificate of incorporation otherwise
provides.
In the case of a classified board, shareholders
may effect removal of any or all directors
only for cause.

Appraisal rights shall be available for the
shares of any class or series of stock of a
corporation in a merger or consolidation,
subject to limited exceptions, such as a merger or
consolidation of corporations listed
on a national securities exchange in which

listed stock is offered for consideration is (I)
listed on a national securities exchange or (ii)
held of record by more than 2,000 holders.
Dissenters’ Rights of Appraisal
Shareholders have a right to dissent from any
plan of merger, consolidation or

sale of all or
substantially all assets not made in the usual
course of business, and receive payment of
the fair value of their shares. However, the
right of a dissenting shareholder under the
BCA to receive payment of the appraised fair
value of his shares shall not be available for
the shares of any class or series of stock,
which shares or depository receipts in respect
thereof, at the record date fixed to determine
the shareholders entitled to receive notice of
and to vote at the meeting of the shareholders
to act upon the agreement of merger or
consolidation, were either (i) listed on a
securities exchange or admitted for trading on
an interdealer quotation system or (ii) held of
record by more than 2,000 holders. The right
of a dissenting shareholder to receive
payment of the fair value of his or her shares
shall not be available for any shares of stock
of the constituent corporation surviving a
merger if the merger did not require for its
approval the vote of the shareholders of the
surviving corporation.
In any derivative suit instituted by a
shareholder of a corporation, it shall be
averred in the complaint that the plaintiff was
a shareholder of the corporation at the time of
the transaction of which he complains or that
such shareholder’s stock thereafter devolved
upon such shareholder by operation of law.
Other requirements regarding derivative suits
have been created by judicial decision,
including that a shareholder may not bring a
derivative suit unless he or she first demands
that the corporation sue on its own behalf and
that demand is refused (unless it is shown that
such demand would have been futile).
A holder of any adversely affected shares
who does not vote on or consent in writing to
an amendment to the articles of incorporation
has the right to dissent and to receive
payment for such shares if the amendment:
• Alters or abolishes any preferential
right of any outstanding shares having
preference; or
• Creates, alters, or abolishes any
provision or right in respect to the
redemption of any outstanding shares; or
• Alters or abolishes any preemptive
right of such holder to acquire shares
or other securities; or
• Excludes or limits the right of such
holder to vote on any matter, except
as such right may be limited by the
voting rights given to new shares then
being authorized of any existing or
new class.

Shareholder’s Derivative Actions
An action may be brought in the right of a
corporation to procure a judgment in its favor,
by a holder of shares or of voting trust
certificates or of a beneficial interest in such
shares or certificates. It shall be made to
appear that the plaintiff is such a holder at the
time of bringing the action and that he was
such a holder at the time of the transaction of
which he complains, or that his shares or his
interest therein devolved upon him by
operation of law.

A complaint shall set forth
with particularity the efforts of the plaintiff

to
secure the initiation of such action by the
board or the reasons for not making such
effort.
Such action shall not be discontinued,
compromised or settled, without the approval
of the High Court of the Republic of the
Marshall Islands.
Reasonable expenses including attorney’s
fees may be awarded if the action is
successful.
A corporation may require a plaintiff bringing
a derivative suit to give security for
reasonable expenses if the plaintiff owns less
than 5% of any class of outstanding shares or
holds voting trust certificates or a beneficial
interest in shares representing less than 5% of
any class of such shares and the shares, voting
trust certificates or beneficial interest of such
plaintiff has a fair value of $50,000 or less